As filed with the Securities and Exchange Commission on August 28, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WOMEN FIRST HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3919601
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12220 El Camino Real, Suite 400

San Diego, California 92130

(858) 509-1171

(Address of principal executive offices, including zip code, and telephone number)

Amended and Restated 1998 Long-Term Incentive Plan

(Full title of the plans)

Copies to:

Edward F. Calesa

Women First HealthCare, Inc.

12220 El Camino Real, Suite 400

San Diego, California 92130

(858) 509-1171

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Scott N. Wolfe, Esq. Robert E. Burwell, Esq. Latham & Watkins LLP 12636 High Bluff Drive, Suite 300 San Diego, California 92130 (858) 523-5400

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common stock, $.001 par value	1,000,000	$1.09	(2)	$1,090,000	$88.18

(1)	This Registration Statement on Form S-8 covers 1,000,000 additional shares of common stock available for issuance under the registrant’s Amended and Restated 1998 Long-Term Incentive Plan (the “1998 Plan”). The board of directors and stockholders of the registrant have approved the amendment to the 1998 Plan, which increases the number of shares of common stock available for issuance thereunder from 3,949,985 to 4,949,985 shares. The offer and sale of 3,949,985 shares of Common Stock under the 1998 Plan, which have been or may be issued upon exercise of options under such plan, have previously been registered pursuant to Form S-8 Registration Statement No. 333-82285, Form S-8 Registration Statement No. 333-65504 and Form S-8 Registration Statement No. 333-92464.

(2)	This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee, and is determined according to the following offering price information: Of the 1,000,000 shares of common stock reserved for issuance under the 1998 Plan being registered hereunder, all of such shares of common stock are reserved for issuance upon exercise of options to be granted in the future. Pursuant to Rule 457(h), for all shares of common stock being registered hereunder with an exercise price which cannot be presently determined, the Proposed Maximum Offering Price Per Share is $1.09 per share of common stock, which is based on the average of the high and low prices for the common stock as reported on The Nasdaq National Market on August 26, 2003.

This Registration Statement on Form S-8 registers the offer and sale of an additional 1,000,000 shares of common stock of Women First HealthCare, Inc. (the “Company”) for issuance under the Amended and Restated 1998 Long-Term Incentive Plan. In accordance with Instruction E to Form S-8, the contents of the prior Registration Statement File No. 333-82285, Registration Statement File No. 333-65504 and Registration Statement File No. 333-92464 are hereby incorporated by reference.

Item 3.	Incorporation of Documents by Reference.

There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

(a) Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the Securities and Exchange Commission (the “Commission”) on April 15, 2003, as amended by Amendment No. 1 thereto filed with the Commission on April 30, 2003;

(b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed with the Commission on May 15, 2003;

(c) Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, filed with the Commission on August 14, 2003;

(d) Current Report on Form 8-K filed with the Commission on February 3, 2003;

(e) Current Report on Form 8-K filed with the Commission on March 21, 2003;

(f) Current Report on Form 8-K filed with the Commission on May 13, 2003;

(g) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on June 24, 1999; and

(h) All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date this Registration Statement is filed with the Commission and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the respective dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8.	Exhibits.

4.1	Amended and Restated 1998 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on August 14, 2003 (File No. 26487)).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on signature page hereto).

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 28th day of August, 2003.

WOMEN FIRST HEALTHCARE, INC.

By:	/s/ EDWARD F. CALESA
Edward F. Calesa
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Edward F. Calesa and Charles M. Caporale, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments including post-effective amendments and any registration statement filed pursuant to Rule 462(b) under the Securities Act to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ EDWARD F. CALESA Edward F. Calesa	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	August 28, 2003

/s/ CHARLES M. CAPORALE Charles M. Caporale	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 28, 2003

/s/ NATHAN KASE	Director	August 6, 2003
Nathan Kase, M.D.

/s/ DENNIS JONES	Director	August 6, 2003
Dennis M. Jones

/s/ PATRICIA NASSHORN	Director	August 6, 2003
Patricia Nasshorn

/s/ RICHARD RUBIN	Director	August 6, 2003
Richard L. Rubin, Ph.D.

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EXHIBIT INDEX

EXHIBIT

4.1	Amended and Restated 1998 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on August 14, 2003 (File No. 26487)).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on signature page hereto).

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